Exhibit 3.2

                               AMENDED BYLAWS OF
                              VEQUITY CORPORATION

                                    ARTICLE I
                                    ---------

1. Business Offices. The principal office of the corporation shall be at 2305 East Arapahoe Road, Suite 220, Littleton, Colorado 80122. The corporation may also have one or more offices at such other place or places within or without the State of Colorado as the Board of Directors may from time to time determine or as the business of the corporation may require.

2. Registered Office. The registered office of the corporation shall be as set forth in the Articles of Incorporation, unless changed as provided by the Colorado Business Corporation Code.


                                   ARTICLE II
                                   ----------

                             Shareholders Meetings
                             ---------------------

1. Annual Meetings. The annual meeting of shareholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may come before the meeting shall be held in each year on such date and time as the Board of Directors shall determine. If the day so fixed for such annual meeting shall be a legal holiday, then such meeting shall be held on the next succeeding business day.

2. Special Meetings. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the President or by the Secretary upon the request (which shall state the purpose or purposes therefore) of the holders of not less than one-tenth (1/10) of the outstanding shares of the corporation entitled to vote at the meeting.

3. Place of Meeting. Meetings of shareholders shall be held at such locations within or without the State of Colorado, as may be from time to time determined by the Board of Directors. Notice of Meetings.

4. Notice of each meeting of shareholders, whether annual or special, shall be given not less than ten (10) or more than sixty (60) days prior thereto to each shareholder of record entitled to vote thereat by delivering written or printed notice thereof to such shareholder personally or by mailing the same to his address as it appears on the stock transfer books of the corporation; provided, however, that if the authorized shares of the corporation are proposed to be increased, at least thirty (30) days notice in like manner shall be given. The notice of all meetings shall state the place, day and hour thereof. The notice of a special meeting shall, in addition, state the purposes thereof.

     Whenever any notice is required to be given by these Bylaws, the Articles of Incorporation of this corporation or by any of the corporation laws of the State of Colorado, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

5. Fixing Record Date. The Board of Directors shall fix in advance a date not less than ten (10) nor more than fifty (50) days preceding the date of any meeting of shareholders, or the day for payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of authorized shares shall go into effect, or a date fixed as the final date for obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as aforesaid.

6. Voting List. At least ten (10) days before every meeting of shareholders, a complete list of shareholders entitled to vote thereat or any adjournment thereof, arranged in alphabetical order, showing the address of each shareholder and the number of shares held by each, shall be prepared by the officer or agent of the corporation who has charge of the stock transfer books of the corporation. Such list shall be open at the principal office of the corporation to the inspection of any shareholder during usual business hours for such period, and such list shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any shareholder who may be present.

7. Organization. The President or Vice President shall call meetings of shareholders to order and act as chairman of such meetings. In the absence of said officers, any shareholder entitled to vote thereat, or any proxy of any shareholder may call the meeting to order and a chairman shall be elected. In the absence of the Secretary and Assistant Secretary of the Corporation, any person appointed by the chairman shall act as secretary of such meetings.

8. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat shall when present in person or represented by proxy be requisite to and shall constitute a quorum at all meetings of shareholders for the transaction of business, except as otherwise provided by statute, the Articles of Incorporation, or by these Bylaws. In the absence of a quorum at any such meeting, a majority of the shareholders present in person or represented by proxy and entitled to vote thereat may adjourn the meeting from time to time without further notice until a quorum shall be present or represented.

9. Voting. At every meeting of shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact; provided, however, that no such proxy shall be valid after eleven (11) months from the date of its execution, unless such proxy expressly provides for a longer period.

     Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose share are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledge shall be entitled to vote the shares so transferred.


     Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

     When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of a statute, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     In all elections of directors there shall not, unless otherwise specifically stated in the Articles of Incorporation, be cumulative voting, and every shareholder entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the corporation.

                                  ARTICLE III
                                  -----------

                               Board of Directors
                               ------------------

1. Election and Tenure. The business and affairs of the corporation shall be managed by a Board of Directors who shall be elected at the annual meetings of shareholders by a majority vote, and each director shall be elected to serve terms as provided in the Articles of Incorporation and until his successor shall be elected and shall qualify.

2. Number and Qualification. The Board of Directors shall consist of at least three directors. In no event shall the corporation have more than nine directors. The Board of Directors shall fix the number and qualifications of directors and shall fill vacancies on the Board.

3. Organization Meetings. After each annual election of directors, the Board of Directors shall meet for the purpose of organization and/or transaction of any other business. A chairman shall be elected for the Board.

4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time or times as may be determined by the Chairman of the Board of Directors and specified in the notice of each such meeting.

5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board on three (3) days notice to each director, either personally, by mail, by telegram or by telephone, and shall be called by the Chairman of the Board in like manner and on like notice on the written request of 50% or more of the directors. The purpose of a special meeting of the Board of Directors need not be stated in the notice thereof.

6. Place of Meetings. Any meeting of the Board of Directors may be held at such place or places wither within or without the State of Colorado as shall from time to time be determined by the Chairman of the Board of Directors and designated in the notice of the meeting.

7. Quorum. A majority of the number of directors shall constitute a quorum at all meetings of the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present.

8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even though they constitute less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by the reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders at which the vacancy for the term of director to be elected is to be held or until his successor shall be elected and shall qualify.

9. Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of directors may designate two (2) or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation; provided, however, that such committee shall in no case act to the exclusion of the Board of Directors whether in session or not.

10. Audit and Other Committees. The Board of Directors, by resolution adopted by a majority of the number of Directors may designate two or more directors to constitute an audit or other committees to the extent provided in such resolutions. Such committees shall report to the Board and shall recommend actions for Board approval.

11. Compensation of Directors. Directors of the corporation may be paid such annual compensation as may from time to time be fixed by resolution of the Board of Directors. All directors may be allowed a fixed sum and expenses incurred for attendance at each regular or special meeting of the Board of Directors as may be from time to time fixed by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

12. Stock Ownership. The Board of Directors has the power to authorize that all stock or other securities purchased by the corporation in any foreign or domestic corporation, be carried in the name of any brokerage house that the directors are then dealing with and that they then authorize such brokerage house to carry a particular security as a house account.

13. Authorized Issuance of Capital Stock. The Board of Directors shall have the power to issue the capital stock of the corporation to the full amount or number of shares authorized by the Articles of Incorporation, in such amounts and proportions as from time to time shall be determined by it, and to accept in full such property as it may determine shall be good and sufficient consideration and necessary for the business of the corporation.

14. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

15. Telephonic Communications. The Board of Directors may participate in any meeting of the Board by means of conference telephone or similar communications equipment that enables all participants in the meeting to hear each other at the same time. Such participation shall constitute presence in person at the meeting.

                                   ARTICLE IV
                                   ----------

                       Notices and Action Without Meeting
                       ----------------------------------

1. Notices. Whenever under the provisions of a statute, the Articles of Incorporation or of these Bylaws notice is required to be given to any director or shareholder, it shall be construed to mean notice, given in writing, by United States first class mail, certified receipt requested or registered, postage prepaid and addressed to such director or shareholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

2. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of a statute, the Articles of Incorporation, or by these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before, at, or after the time stated therein, or the appearance of such person or persons at such meeting, or in case of a shareholders' meeting by proxy, shall be deemed equivalent thereto.

3. Action Without A Meeting. Any action required or which may be taken at a meeting of the directors, shareholders or members of any executive committee of the corporation, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, shareholders or members of the executive committee, as the case may be, entitled to vote with respect to the subject matter thereof.


                                   ARTICLE V
                                   ---------

                                    Officers
                                    --------

1. General. The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer. The Board of Directors may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties from time to time may be determined by the Board of Directors. The salaries of all the officers of the corporation shall be fixed by the Board of Directors. One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary. In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the president.

2. Election and Term of Office. The officers of the corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following to occur: His successor shall have been duly elected and shall have qualified; his death; his resignation; or his removal in the manner hereinafter provided.

3. Removal. Any officer or agent may be removed by the Board of Directors or by the executive committee whenever, in its judgment, the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

4. Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

5. President. The president shall, subject to the direction and supervision of the Board of Directors, be the chief executive officer of the corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents, and employees. He shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation, at all meetings of the stockholders of any other corporation in which the corporation shall hold any stock. He may, on behalf of the corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with regard to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consents and other instruments with respect of such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject, however, to the instructions, if any, of the Board of Directors. The president shall have custody of the treasurer's bond, if any.

6. Vice Presidents. The vice presidents shall assist the president and shall perform such duties as may be assigned to them by the president or by the Board of Directors. In the absence of the president, the vice president designated by the Board of Directors or (if there be no such designation) designated in writing by the president shall have the powers and perform the duties of the president. If no such designation shall be made, all vice presidents may exercise such powers and perform such duties.

7. The Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, executive committee and the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporation records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors; (d) keep at the corporation's registered office or principal place of business within or outside Colorado a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and (g) in general, perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the president or by the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to the supervision by the secretary.

8. Treasurer. The treasurer shall be the principal financial officer of the corporation and shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the Board of Directors. He shall receive and give receipts and quittances for monies paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time. He shall, if required by the Board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. He shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

     The treasurer shall also be the principal accounting officer of the corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the president and the Board of Directors statements of account, showing the financial position of the corporation and the results of its operations.

                                   ARTICLE VI
                                   ----------

                  Limitation of Liability and Indemnification
                  -------------------------------------------

     Directors and Officers of the corporation shall be have a limitation of liability to the corporation and its shareholders and be indemnified and have costs advanced to the fullest extent allowed under Colorado law and in accordance with the Articles of Incorporation of the corporation.

                                  ARTICLE VII
                                  -----------

                            Execution of Instruments
                            ------------------------

1. Execution. The president shall have the power to execute and the secretary shall have the power to attest to, on behalf and in the name of the corporation, any deed, contract, bond, debenture, note or other obligation or evidence of indebtedness, or proxy, or other instrument requiring the signature of an officer of the corporation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. Unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable pecuniary for any purpose or in any amount.

2. Checks and Endorsements. All checks and drafts upon the funds to the credit of the corporation in any of its depositories shall be signed by such of its officers or agents as shall from time to time be determined by resolution of the Board of Directors, which may provide for the use of facsimile signatures under specified conditions, and all notes, bills receivable, trade acceptances, drafts, and other evidences of indebtedness payable to the corporation shall, for the purpose of deposit, discount or collection, be endorsed by such officers or agents of the corporation or in such manner as shall from time to time be determined by resolution of the Board of Directors.

                                  ARTICLE VIII
                                  ------------

                                 Share of Stock
                                 --------------

1. Certificates of Stock. The certificates of shares of the corporation shall be in such form not inconsistent with the Colorado Corporation Code and the Articles of Incorporation as shall be approved by the Board of Directors, and shall be numbered and shall exhibit the holder's name and number of shares, such other matters as shall be required by law, and shall be signed by the president, or a vice president, and the secretary, or an assistant secretary, and shall be sealed with the seal of the corporation or a facsimile thereof.

     In case any officer who has signed a certificate ceases to hold such office prior to the issuance or delivery of the certificate, such certificate may nevertheless be issued and delivered by the corporation as though the officer who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

2. Lost and Destroyed Certificates. In case any certificates of stock of the corporation shall be alleged to have been destroyed or lost, the corporation shall not be required to issue a new certificate in lieu thereof, except upon receipt of evidence satisfactory to the Board of Directors of the destruction or loss of such certificate, and, if so required by the Board of Directors, upon receipt also of a bond in such sum as the Board may direct, not exceeding twice the value of such stock and, if so required, with surety or sureties satisfactory to the Board, to indemnify the corporation against any claim that may be made against it on account of the alleged destruction or loss of such certificate.

3. Transfer of Stock Transfers of the shares of the stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary and upon the surrender of the certificate or certificates for such shares. The corporation, under the Articles of Incorporation, has the right to impose restrictions upon the transfers of any of the shares of the stock of the corporation, or any interest therein, and any transfers of shares shall be made in accordance with and subject to any such restrictions from time to time so imposed.

4. Agreement to Transfer StockAny agreement entered into by and between this corporation and/or its shareholders concerning the transfer of shares of said corporation, when any holder of stock in this corporation is desirous of selling or transferring all or any of his shares and/or the executor or administrator of any deceased holder of stock is desirous of selling or transferring all or any of such shares belonging to the estate of such deceased shareholder, shall not be inconsistent with the Articles of Incorporation and Bylaws of the corporation.

5. Consideration for Shares. shall be issued for such consideration, expressed in dollars (but not less than the par value thereof unless no par value) as shall be fixed from time to time by the Board of Directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the Board. Such consideration may consist, in whole or in part, of money, other property (tangible or intangible), or in labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

                                   ARTICLE IX
                                   ----------

                                   Dividends
                                   ---------

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

                                   ARTICLE X
                                   ---------

                                 Corporate Seal
                                 --------------

     The corporate seal shall be in such form as shall be approved by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The impression of the seal may be made and attested to by the secretary or an assistant secretary or the president for the authentication of contracts or other papers requiring the seal.

                                   ARTICLE XI
                                   ----------

                                  Fiscal Year
                                  -----------

     The fiscal year of the corporation shall be such year as shall be adopted by the Board of Directors.

                                  ARTICLE XII
                                  -----------

                                   Amendments
                                   ----------

     All Bylaws of the corporation shall be subject to alteration, amendment or repeal, and new Bylaws may be added by the affirmative vote of a majority of a quorum of the members of the Board of Directors and/or shareholders at any regular or special meeting except to the extent the Articles of Incorporation require a supermajority.

                                  CERTIFICATE
                                  -----------

     The undersigned hereby certifies that the undersigned is the duly elected, qualified, acting and hereunto authorized secretary of this corporation and that the foregoing and annexed Bylaws constitute a true and complete copy of the Bylaws of said corporation presently in full force and effect.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate and affixed hereto the seal of the corporation.

Date: May 26, 2000
                                                /s/  Thomas H. Moore
                                                --------------------------------
STATE OF COLORADO            )
                             ) ss.:
CITY AND COUNTY OF  Jefferson)

     Subscribed and sworn to before me this 26th day of May, 2000 by Thomas H. Moore, President of Vequity Corporation.

     Witness my hand and official seal.

My commission expires:  4/20/2004

                                              /s/ J. Brent Garfield
                                              ----------------------------------
                                                  Notary Public

                        AMENDMENTS AND ADDITIONS TO THE
                         BYLAWS OF VEQUITY CORPORATION

Pursuant to directives from the Board of Directors, the following Amendments and Additions to the Bylaws are effective as of May 26, 2000.

                                  Article III
                                  -----------
                               Board of Directors
                               ------------------

2. Number and Qualification. The Board of Directors shall consist of at least one director if the corporation shall have one sole shareholder, and at least two directors if the corporation shall have two or more shareholders. In no event shall the corporation have more than nine directors. Directors need not be shareholders or residents of the State of Colorado. Shares of Stock

                                  Article VIII
                                  ------------
                                Shares of Stock
                                ---------------

1. Certificates of Stock. The Certificates of shares of the Corporation shall be in such form not inconsistent with the Colorado Corporation Code and the Articles of Incorporation as shall be approved by the Board of Directors, and shall be numbered and shall exhibit the holder's name and number of shares, such other matters as shall be required by law, and shall be signed by the president, or a vice president, and the secretary, or an assistant secretary, and shall be sealed with the seal of the corporation or a facsimile thereof.

     The Corporation shall be authorized to issue more than one class of stock or more than one series of any class, and the designations, preferences, and relative, participating, and the qualifications, limitations, or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation Shall issue to represent such class or series of stock, provided that, except as otherwise provided in the Business Corporation Law of Colorado, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or right.

6. Treasury Stock. The Board of Directors shall have the authority to purchase or otherwise acquire in the name of the corporation, any of its own shares of stock offered or tendered by any such shareholder. Payment for such shares of stock may be made in cash, property, stock, debentures, bonds or other debt instruments as authorized and approved by the Board of Directors.

     All such shares of stock purchased as aforesaid shall be transferred on the corporate books to the name of the corporation and held pending disposition by the Board of Directors.

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President                                      Secretary

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